Exhibit T3A.8

Industry Canada	Industry Canada

Certificate of Amendment Canada Business Corporations Act	Certificat de modification Loi canadienne sur les sociétés par actions
WALL2WALL MEDIA INC.
MUR Á MUR MEDIA INC.
Corporate name / Dénomination sociale
782311-8
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.
JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de Particle 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Marcie Girouard Marcie Girouard
Director / Directeur
2011-04-25
Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Canada	Industry Canada

Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177)	Formulaire 4 Clauses modificatrices Loi canadienne sur les societes par actions (LCSA) (art. 27 ou 177)

1	Corporate name Dénomination sociale 7823118 CANADA INC.
2	Corporation number Numéro de la société 782311-8
3
The articles are amended as follows
Les statuts sont modifiés de la facon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour:

WALL2WALL MEDIA INC.
MUR A MUR MEDIA INC.

4	Declaration: I certify that I am a director or an officer of the corporation. Declaration: J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par Marie-Aude Gagnon-Rousseau
Marie-Aude Gagnon-Rousseau 514-934-7350

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5,000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3069 (2008/04)